UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2017

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders

On June 14, 2017, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") held its 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting") at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California ("Griffin Capital Plaza"). At the 2017 Annual Meeting, the following directors were each elected to serve as a director until the 2018 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.

	Votes For:	Votes Withheld:	Broker Non-Votes:
Kevin A. Shields	26,476,631	587,823	11,321,950
Michael J. Escalante	26,479,069	585,385	11,321,950
Samuel Tang	26,451,303	613,151	11,321,950
Kathleen S. Briscoe	26,489,130	575,324	11,321,950
J. Grayson Sanders	26,482,876	581,578	11,321,950

At the 2017 Annual Meeting, the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2017 was ratified by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Ratification of Appointment of Ernst & Young LLP	37,407,511	217,777	761,116

Item 8.01    Other Events
Amendment No. 5 to Advisory Agreement
On June 14, 2017, the Registrant entered into Amendment No. 5 to Advisory Agreement (the "Amendment") among the Registrant, Griffin Capital Essential Asset Operating Partnership II, L.P, and Griffin Capital Essential Asset Advisor II, LLC (the "Advisor") to clarify the definition of Follow-On Offering to conform such definition to the original intentions of the board of directors and Advisor to limit the types of follow-on offerings under such definition.
The foregoing description of the Amendment is qualified in its entirety by reference to the terms of the Amendment, which is attached as Exhibit 99.1 hereto.
Item 9.01.    Exhibits
(d)    Exhibits.

99.1	Amendment No. 5 to Advisory Agreement dated June 14, 2017

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: June 15, 2017	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary